EXHIBIT 99.1

News Release
TANGER REPORTS THIRD QUARTER RESULTS
Improves Consolidated Portfolio Occupancy to 96.4%
Raises Guidance for Full Year 2018

Greensboro, NC, November 1, 2018, Tanger Factory Outlet Centers, Inc. (NYSE:SKT) today reported financial and operating results for the three and nine months ended September 30, 2018.

Third Quarter Financial Results

•
Net loss available to common shareholders was $0.24 per share, or $22.2 million, compared to a net loss available to common shareholders of $0.17 per share, or $15.5 million, for the prior year period. The current year period was impacted by a non-cash impairment charge totaling $49.7 million, or approximately $0.51 per share, related to the Company's outlet center in Jeffersonville, Ohio. The prior year period was impacted by a loss on the early extinguishment of debt totaling $35.6 million, or approximately $0.36 per share, and a $9.0 million, or $0.09 per share, non-cash impairment charge related to an unconsolidated joint venture.

•
Funds from operations ("FFO") available to common shareholders was $0.63 per share, or $61.9 million, compared to $0.27 per share, or $26.7 million, for the prior year period, which was impacted by the loss on the early extinguishment of debt discussed above.

•	Adjusted funds from operations ("AFFO") available to common shareholders was $0.63 per share, or $61.9 million, compared to $0.63 per share, or $61.9 million, for the prior year period.

Year-to-Date Financial Results

•
Net income available to common shareholders was $0.25 per share, or $23.1 million, compared to $0.38 per share, or $35.6 million, for the prior year period. The current year period was impacted by a non-cash impairment charge discussed above totaling $49.7 million, or approximately $0.51 per share. The prior year period was impacted by the loss on the early extinguishment of debt and impairment charge discussed above and a gain on sale of assets totaling $6.9 million, or approximately $0.07 per share.

•
FFO available to common shareholders was $1.83 per share, or $180.3 million, compared to $1.44 per share, or $143.8 million, for the prior year period, which was impacted by the loss on early extinguishment of debt discussed above.

•	AFFO available to common shareholders grew 1.7% to $1.83 per share, or $180.3 million, compared to $1.80 per share, or $179.7 million, for the prior year period.

•	Repurchased approximately 919,000 common shares for approximately $20.0 million.

FFO, AFFO, and FAD are widely accepted supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. Complete reconciliations containing adjustments from GAAP net income to FFO, AFFO, and FAD are included in this release. Per share amounts for net income, FFO and AFFO are on a diluted basis.
"We are pleased to see continued incremental improvement in the operating metrics we achieved during the quarter," said Steven B. Tanger, Chief Executive Officer. “In conjunction with our tenants, we implemented successful marketing campaigns and events, and we continue to drive engagement as consumers exhibit their ongoing desire to discover values and shop at our centers. We are encouraged by our progress and the overall improvement in the tone of our interactions with tenants and prospects. Our team has successfully increased occupancy by 80 basis points since the end of the second quarter to 96.4% for our consolidated portfolio. However, we remain cautious in our expectations for 2019. There may still need to be selective adjustments to rents and term as we aggressively work to ultimately further increase occupancy with productive tenants. As we have demonstrated throughout our history, the benefit of our proven approach of working with limited, specific tenants to maintain occupancy allows us to be opportunistic in our pursuit of long-term growth."

Operating Metrics

For the quarter ended September 30, 2018, the Company’s portfolio results were as follows:

•	Portfolio NOI for the consolidated portfolio increased 2.2% for the quarter and increased 1.1% year-to-date.

•
Same Center NOI for the consolidated portfolio decreased 1.0% for the quarter and decreased 1.5% year to date, reflecting the impact of the multiple bankruptcies, lease modifications and store closures in 2017 and 2018.

•	Consolidated portfolio occupancy rate was 96.4% on September 30, 2018, compared to 95.6% on June 30, 2018 and 96.9% on September 30, 2017.

•
Commenced leases for the trailing twelve months for all renewals and re-tenanting achieved a 6.1% improvement in blended average rental rates on a straight-line basis and a 0.6% decline on a cash basis.

•
Commenced leases for the trailing twelve months that were renewed or released for a term of more than twelve months achieved an 11.4% improvement in blended average rental rates on a straight-line basis and a 4.1% increase on a cash basis, excluding the impact of strategic re-merchandising activities.

•
Lease termination fees totaled $0.1 million and $0.2 million, respectively, for the third quarters of 2018 and 2017 and for the 2018 and 2017 year-to-date periods totaled $1.1 million and $2.8 million, respectively.

•
During the third quarter of 2018, Hurricane Florence caused seven Tanger Outlet Centers, or 13% of the Company's overall portfolio, to close for a cumulative total of 27 days in 2018. The impact on local residents and tourists resulted in a significant reduction in traffic and tenant sales in the weeks before, during, and after the storms.

•
Average tenant sales productivity for the consolidated portfolio was $383 per square foot for the twelve months ended September 30, 2018, compared to $381 per square foot in the comparable prior year period. Average tenant sales for the twelve months ended September 30, 2018 includes the Company's Daytona center which stabilized in the first quarter of 2018.

•	Same center tenant sales performance for the overall portfolio increased 1.1% for the twelve months ended September 30, 2018 compared to the twelve months ended September 30, 2017.

•	Occupancy cost ratio for the trailing twelve months ended September 30, 2018 was 10.0%.

Same Center NOI and Portfolio NOI are supplemental non-GAAP financial measures of our operating performance. Complete definitions of Same Center NOI and Portfolio NOI and a reconciliation to the nearest comparable GAAP measure are included in this release.

Leasing Activity

Total commenced leases for the trailing twelve months ended September 30, 2018 that were renewed or released for all terms, included 361 leases totaling approximately 1.8 million square feet.

Tanger recaptured approximately 123,000 square feet within its consolidated portfolio during first nine months of 2018 related to bankruptcies and brand-wide restructurings by retailers, including 17,000 square feet during the third quarter. During the first nine months of 2017, the Company recaptured approximately 166,000 square feet, including 24,000 square feet during the third quarter of 2017.

Balance Sheet and Capital Market Activity

As of September 30, 2018:

•	Total enterprise value was $4.0 billion and debt-to-enterprise value ratio was 44%

•	Total outstanding floating rate debt was $215 million, representing 12% of total consolidated debt outstanding, or about 5% of total enterprise value

•	Unused capacity under the Company's $600 million unsecured lines of credit was 66%, or $391 million

•	Weighted average interest rate was 3.5% and weighted average term to maturity of outstanding consolidated debt, including extension options, was approximately 5.9 years

•	Approximately 94% of the Company's consolidated square footage was unencumbered by mortgages

•	Interest coverage ratio was 4.5 times for the third quarter 2018, compared to 4.4 times for the third quarter 2017

•	FFO payout ratio was 56% for the third quarter 2018

The Company did not repurchase any shares during the third quarter of 2018. During the first nine months of 2018, the Company repurchased approximately 919,000 common shares at a weighted average price of $21.74 per share for total consideration of approximately $20.0 million, leaving $55.7 million remaining under Tanger's $125 million share repurchase authorization, which is valid through May 2019.

Subsequent to quarter end, on October 25, 2018, the Company amended and restated the bank term loan, increasing the outstanding balance to $350 million from $325 million, extending maturity to April 2024 from April 2021, and reducing the interest rate spread to 90 basis points from 95 basis points over LIBOR. The additional $25 million of proceeds was used to pay down the balances outstanding under the Company's unsecured lines of credit.

The Company's priority uses of capital at this time include: reinvesting in its assets, paying its dividend, timely repurchases of common shares, and deleveraging its balance sheet, while evaluating potential long-term opportunities for growth

Earnings Guidance for 2018

The Company is updating its guidance for 2018. Management believes its net income and FFO per share for 2018 will be as follows:

For the year ended December 31, 2018:
	Low Range	High Range
Estimated diluted net income per share	$0.46	$0.50
Noncontrolling interest, depreciation and amortization of real estate assets including noncontrolling interest share and our share of unconsolidated joint ventures, and impairment charge	1.96	1.96
Estimated diluted FFO per share	$2.42	$2.46

Tanger's estimates reflect the following key assumptions:

•	Portfolio NOI growth for the consolidated portfolio between 0.0% and 0.5%

•	Same Center NOI guidance for the consolidated portfolio between (2.0)% and (1.5)%, which reflects the following:

◦	Projected average occupancy for the year is expected to be between 95.5% and 96.0%

◦	Projected 2018 store closings totaling between 125,000 and 150,000 square feet for the consolidated portfolio

•	Projected full year lease termination fees (which are not included in Same Center NOI) of approximately $1.1 million for the consolidated portfolio.

•	Average general and administrative expense of between $11.1 million and $11.5 million per quarter.

•	Interest expense for the year for the consolidated portfolio of $64.5 million to $65.5 million.

•	The Company's share of interest expense in the unconsolidated portfolio of $7.1 million to $7.3 million.

•	2018 weighted average diluted common shares of approximately 93.2 million for earnings per share and 98.2 million for FFO per share.

•	Combined recurring capital expenditures and second generation tenant allowances of approximately $37 million to $40 million.

•	Tenant sales remain stable.

•
Does not include the impact of any additional financing activity, the sale of any outparcels, properties or joint venture interests, or the acquisition of any properties or joint venture partner interests

The new lease standard, Leases (Topic 842), will become effective for the Company January 1, 2019. Tanger currently estimates the annual impact of expensing certain internal leasing and legal costs that are capitalizable under the current standard to be between $0.04 and $0.05 per share.

Third Quarter Conference Call

Tanger will host a conference call to discuss its third quarter results for analysts, investors and other interested parties on Friday, November 2, 2018, at 8:30 a.m. Eastern Time. To access the conference call, listeners should dial 1-877-277-5113 and provide conference ID # 9369417 to be connected to the Tanger Factory Outlet Centers Third Quarter 2018 Financial Results call. Alternatively, the call will be web cast by S&P Global Market Intelligence and can be accessed at Tanger's web site, investors.tangeroutlets.com. A telephone replay of the call will be available from November 2, 2018 at 11:30 a.m. through November 9, 2018 at 11:59 p.m. by dialing 1-855-859-2056, conference ID # 9369417. An online archive of the web cast will also be available through November 9, 2018.

About Tanger Factory Outlet Centers, Inc.

Tanger Factory Outlet Centers, Inc. (NYSE:SKT), is a publicly-traded REIT headquartered in Greensboro, North Carolina that operates and owns, or has an ownership interest in, a portfolio of 44 upscale outlet shopping centers. Tanger's operating properties are located in 22 states coast to coast and in Canada, totaling approximately 15.3 million square feet leased to over 3,100 stores operated by more than 530 different brand name companies. The Company has more than 37 years of experience in the outlet industry. Tanger Outlet Centers continue to attract more than 189 million shoppers annually. Tanger is furnishing a Form 8-K with the Securities and Exchange Commission that includes a supplemental information package for the quarter ended September 30, 2018. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the Company's web site at www.tangeroutlets.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions.
You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) the risks associated with general economic and real estate conditions in the United States and Canada, (ii) adverse changes in governmental laws and regulations, (iii) the Company's ability to meet its obligations on existing indebtedness, reduce variable rate debt, or refinance existing indebtedness on favorable terms, (iv) the availability and cost of capital, (v) the valuation of marketable securities and other investments, (vi) increases in operating costs, (vii) whether the Company's regular evaluation of acquisition and disposition opportunities results in any consummated transactions, and whether or not any such consummated transaction results in an increase or decrease in liquidity, net income, FFO or AFFO, (viii) whether projects in our pipeline convert into successful developments, (ix) the Company's ability to lease its properties, (x) the Company's ability to implement its plans and strategies for joint venture properties that it does not fully control, (xi) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xii) impairment charges, (xiii) the ability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (xiv) adverse weather conditions, including hurricanes, and other natural disasters, (xv) the Company’s ability to pay dividends at current levels, (xvi) competition, and (xvii) the risks and uncertainties identified under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

Contact Information

Cyndi Holt    Jim Williams
VP, Investor Relations    EVP & CFO
336-834-6892    336-834-6800
cyndi.holt@tangeroutlets.com    jim.williams@tangeroutlets.com

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Base rentals (a)	$82,323	$80,349	$244,781	$241,467
Percentage rentals	3,210	3,138	6,666	6,798
Expense reimbursements	35,468	34,180	107,876	104,801
Management, leasing and other services	583	588	1,826	1,776
Other income	2,652	2,510	6,333	6,905
Total revenues	124,236	120,765	367,482	361,747
Expenses:
Property operating	39,653	37,571	119,817	115,074
General and administrative	10,752	10,934	32,861	33,846
Abandoned pre-development costs	—	(99)	—	528
Impairment charge	49,739	—	49,739	—
Depreciation and amortization	32,850	30,976	98,667	95,175
Total expenses	132,994	79,382	301,084	244,623
Operating income (loss)	(8,758)	41,383	66,398	117,124
Other income (expense):
Interest expense	(16,367)	(16,489)	(48,348)	(49,496)
Loss on early extinguishment of debt	—	(35,626)	—	(35,626)
Gain on sale of assets	—	—	—	6,943
Other non-operating income	261	591	661	683
Income (loss) before equity in earnings (losses) of unconsolidated joint ventures	(24,864)	(10,141)	18,711	39,628
Equity in earnings (losses) of unconsolidated joint ventures	1,833	(5,893)	6,233	(1,201)
Net income (loss)	(23,031)	(16,034)	24,944	38,427
Noncontrolling interests in Operating Partnership	1,172	815	(1,274)	(1,920)
Noncontrolling interests in other consolidated partnerships	—	—	278	—
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	(21,859)	(15,219)	23,948	36,507
Allocation of earnings to participating securities	(313)	(306)	(889)	(907)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$(22,172)	$(15,525)	$23,059	$35,600

Basic earnings per common share:
Net income (loss)	$(0.24)	$(0.17)	$0.25	$0.38

Diluted earnings per common share:
Net income (loss)	$(0.24)	$(0.17)	$0.25	$0.38

a.
Includes straight-line rent and market rent adjustments of $835 and $1,154 for the three months ended September 30, 2018 and 2017, respectively and $3,106 and $2,984 for the nine months ended September 30, 2018 and 2017, respectively.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2018	2017
Assets
Rental property:
Land	$278,632	$279,978
Buildings, improvements and fixtures	2,755,698	2,793,638
Construction in progress	762	14,854
	3,035,092	3,088,470
Accumulated depreciation	(953,158)	(901,967)
Total rental property, net	2,081,934	2,186,503
Cash and cash equivalents	4,404	6,101
Investments in unconsolidated joint ventures	111,305	119,436
Deferred lease costs and other intangibles, net	120,064	132,061
Prepaids and other assets	103,910	96,004
Total assets	$2,421,617	$2,540,105

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,136,184	$1,134,755
Unsecured term loan, net	323,416	322,975
Mortgages payable, net	88,359	99,761
Unsecured lines of credit, net	199,701	206,160
Total debt	1,747,660	1,763,651
Accounts payable and accrued expenses	70,132	90,416
Other liabilities	79,342	73,736
Total liabilities	1,897,134	1,927,803
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 93,907,034 and 94,560,536 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	939	946
Paid in capital	774,724	784,782
Accumulated distributions in excess of net income	(259,258)	(184,865)
Accumulated other comprehensive loss	(18,413)	(19,285)
Equity attributable to Tanger Factory Outlet Centers, Inc.	497,992	581,578
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	26,491	30,724
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	524,483	612,302
Total liabilities and equity	$2,421,617	$2,540,105

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CENTER INFORMATION
(Unaudited)

	September 30,
	2018	2017
Gross leasable area open at end of period (in thousands):
Consolidated	12,923	12,575
Partially owned - unconsolidated	2,370	2,371
Total	15,293	14,946

Outlet centers in operation at end of period:
Consolidated	36	35
Partially owned - unconsolidated	8	8
Total	44	43

States operated in at end of period (1)	22	22
Occupancy at end of period (1), (2)	96.4%	96.9%

(1)	Excludes the centers in which we have ownership interests but are held in unconsolidated joint ventures.

(2)
Excludes centers not yet stabilized at period end. The 2018 period excludes our Fort Worth outlet center (which opened during the fourth quarter of 2017) and the 2017 period excludes our Daytona Beach outlet center (which opened during the fourth quarter of 2016).

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations ("FFO") is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), of which we are a member. FFO represents net income (loss) (computed in accordance with GAAP) before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization of real estate assets, impairment charges on depreciable real estate of consolidated real estate and after adjustments for unconsolidated partnerships and joint ventures, including depreciation and amortization, and impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations ("AFFO"), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•	FFO, which includes discontinued operations, may not be indicative of our ongoing operations; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management's performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution ("FAD") is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of share-based compensation, straight line rent amounts, market rent amounts, less 2nd generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income ("Portfolio NOI") and same center net operating income ("Same Center NOI") as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on the sale of outparcels recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTAL MEASURES
(in thousands, except per share)
(Unaudited)

Below is a reconciliation of net income to FFO and AFFO:

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss)	$(23,031)	$(16,034)	$24,944	$38,427
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	32,237	30,396	96,841	93,634
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,466	3,583	10,020	10,971
Impairment charge - consolidated	49,739	—	49,739	—
Impairment charge - unconsolidated joint ventures	—	9,021	—	9,021
Gain on sale of assets	—	—	—	(6,943)
FFO	62,411	26,966	181,544	145,110
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	278	—
Allocation of earnings to participating securities	(560)	(306)	(1,571)	(1,346)
FFO available to common shareholders (1)	$61,851	$26,660	$180,251	$143,764
As further adjusted for:
Abandoned pre-development costs	—	(99)	—	528
Make-whole premium due to early extinguishment of debt (2)	—	34,143	—	34,143
Write-off of debt discount and debt origination costs due to early extinguishment of debt (2)	—	1,483	—	1,483
Impact of above adjustments to the allocation of earnings to participating securities	—	(249)	—	(254)
AFFO available to common shareholders (1)	$61,851	$61,938	$180,251	$179,664
FFO available to common shareholders per share - diluted (1)	$0.63	$0.27	$1.83	$1.44
AFFO available to common shareholders per share - diluted (1)	$0.63	$0.63	$1.83	$1.80

Weighted Average Shares:
Basic weighted average common shares	93,109	93,923	93,349	94,781
Effect of outstanding options and certain restricted common shares	—	—	—	23
Diluted weighted average common shares (for earnings per share computations)	93,109	93,923	93,349	94,804
Exchangeable operating partnership units	4,995	5,028	4,995	5,028
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	98,104	98,951	98,344	99,832

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

(2)	Due to charges related to the redemption of our $300.0 million 6.125% senior notes due 2020.

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
FFO available to common shareholders	$61,851	$26,660	$180,251	$143,764
Adjusted for:
Corporate depreciation excluded above	613	580	1,826	1,541
Amortization of finance costs	748	1,655	2,280	3,404
Amortization of net debt discount (premium)	105	837	309	1,082
Amortization of equity-based compensation	3,769	3,318	10,814	10,114
Straight line rent adjustment	(1,450)	(1,456)	(4,744)	(4,749)
Market rent adjustment	729	416	1,980	2,107
2nd generation tenant allowances	(3,262)	(5,573)	(11,588)	(14,788)
Capital improvements	(5,562)	(9,567)	(16,483)	(30,907)
Adjustments from unconsolidated joint ventures	(456)	(269)	(875)	(1,411)
FAD available to common shareholders (1)	$57,085	$16,601	$163,770	$110,157
Dividends per share	$0.3500	$0.3425	$1.0425	$1.0100
FFO payout ratio	56%	127%	57%	70%
FAD payout ratio	60%	201%	62%	92%
Diluted weighted average common shares (1)	98,104	98,951	98,344	99,832

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

Below is a reconciliation of net income to Portfolio NOI and Same Center NOI for the consolidated portfolio:

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss)	$(23,031)	$(16,034)	$24,944	$38,427
Adjusted to exclude:
Equity in (earnings) losses of unconsolidated joint ventures	(1,833)	5,893	(6,233)	1,201
Interest expense	16,367	16,489	48,348	49,496
Gain on sale of assets	—	—	—	(6,943)
Loss on early extinguishment of debt	—	35,626	—	35,626
Other non-operating income	(261)	(591)	(661)	(683)
Impairment charge	49,739	—	49,739	—
Depreciation and amortization	32,850	30,976	98,667	95,175
Other non-property expenses	501	371	1,143	993
Abandoned pre-development costs	—	(99)	—	528
Corporate general and administrative expenses	10,725	11,020	32,532	33,499
Non-cash adjustments (1)	(702)	(1,020)	(2,707)	(2,580)
Lease termination fees	(70)	(162)	(1,134)	(2,796)
Portfolio NOI	84,285	82,469	244,638	241,943
Non-same center NOI (2)	(4,580)	(1,972)	(13,022)	(6,910)
Same Center NOI	$79,705	$80,497	$231,616	$235,033

(1)	Non-cash items include straight-line rent, above and below market rent amortization and gains or losses on outparcel sales.

(2)	Excluded from Same Center NOI:

Outlet centers opened:		Outlet centers sold:		Outlet center expansions:
Fort Worth	October 2017	Westbrook	May 2017	Lancaster	September 2017